EXHIBIT 23.3

                        CONSENT OF LOGAN & SCHMIDT, P. A.

   As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

LOGAN & SCHMIDT, P. A.

By:/s/ LEON LOGAN
       LEON LOGAN

Kansas City, Kansas
May 19,1998